Exhibit 10.11

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is made and entered into as of the      day of August, 2015, by and among LM Funding America, Inc., a Delaware corporation (the “Company”), SunTrust Bank, a Georgia banking corporation (“Escrow Agent”), and International Assets Advisory, LLC, a Florida limited liability company (“IAA”), as representative of the several sales agents (individually and collectively, the “Sales Agent”) set forth in Schedule I of the Sales Agency Agreement, dated August, 2015, by and between the Company and IAA, as such representative, and on Schedule I of this Agreement.

RECITALS:

A. The Company proposes to sell a minimum of 1,200,000 units and a maximum of 2,000,000 units, with each unit consisting of one share of common stock, $0.001 par value, and one warrant, of the Company (the “Units”) at a price per Unit of $10.00.

B. The Company has retained the Sales Agent, as agent for the Company on a best efforts, minimum-maximum basis, to sell the Units in a public offering (the “Offering”) registered under the provisions of the Securities Act of 1933, as amended, and the Sales Agent has agreed to sell the Units in the Offering as the Company’s agent on a best efforts, minimum-maximum basis.

C. The Escrow Agent is willing to hold the proceeds of the Offering (the “Offering Proceeds”) in escrow pursuant to this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

1. Establishment of the Escrow Account. Contemporaneously herewith, the parties have established a non-interest-bearing escrow account with the Escrow Agent, which escrow account is entitled “LM Funding America Escrow Account” (the “Escrow Account”). Payment for the Units may be made (i) by check, bank draft or money order made payable to “SunTrust Bank, as Escrow Agent for–LM Funding America, Inc.and delivered to the Sales Agent no less than four Business Days before the Closing Date (as defined below), IAA will cause the Sales Agent to transfer these funds directly to the Escrow Agent (“Monies Delivered”), (ii) by authorization of withdrawal from securities accounts maintained with the Sales Agent, or (iii) by wire transfer to the Escrow Agent pursuant to the instructions set forth on Exhibit “C”. If payment is made by authorization of withdrawal from securities accounts, the funds authorized to be withdrawn from a securities account will continue to accrue interest while held in the securities account, if any interest is to accrue on such amounts, at the contractual rates until closing or termination of the Offering (“Monies Authorized”). No interest will accrue on any Monies Authorized which are delivered to the Escrow Agent for deposit in the Escrow Account. If a purchaser authorizes the Sales Agent to withdraw the amount of the purchase price from a securities account, IAA will cause the Sales Agent to deliver the Monies Authorized to the Escrow Agent for deposit in the Escrow Account by 2:00 PM eastern daylight savings time on the Closing Date. Any check received which is made payable to any party other than the Escrow

Agent shall be returned to the purchaser who submitted the check and not accepted. The Escrow Agent shall have no responsibility for payments until such proceeds are actually received, clear through normal banking channels and constitute collected funds. The Escrow Agent shall have no duty to collect or seek to compel payment of any payments, except to place such proceeds or instruments representing such proceeds for deposit and payment through customary banking channels. Checks for Offering Proceeds furnished by purchasers shall be made payable to: SunTrust Bank, as Escrow Agent for LM Funding America, Inc. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth in Section 11 is authorized or required by law or executive order to remain closed.

2. Escrow Period. The escrow period (the “Escrow Period”) shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

(a) the date on which the Escrow Agent confirms to the Company and IAA that it has received in the Escrow Account $20,000,000 in Offering Proceeds;

(b) November 14, 2015; or

(c) the date on which IAA and the Company notify the Escrow Agent in writing that the Offering has been terminated.

The Company is aware and understands that, during the Escrow Period, it is not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or any other entity or be subject to the debts of the Company or any other entity.

3. Deposits into the Escrow Account. IAA will deliver or cause the Sales Agents to deliver to the Escrow Agent for deposit in the Escrow Account all (i) Monies Delivered received from purchasers of the Units by noon of the next Business Day after receipt and (ii) all Monies Authorized by 2:00 PM eastern daylight savings time on the Closing Date, in each case together with a written account of each sale, which account shall set forth, among other things, (a) the purchaser’s name and address, (b) the number of Units purchased by the purchaser, (c) the amount paid therefor by the purchaser, (d) whether the consideration received from the purchaser was in the form of a check, draft or money order, (e) the purchaser’s social security or tax identification number and (f) such other information as will enable the Escrow Agent to attribute to a particular purchaser all proceeds received by the Escrow Agent. The Escrow Agent agrees to hold all monies so deposited in the Escrow Account (the “Escrow Amount”) in escrow in accordance with the terms hereof until authorized to disburse such monies under the terms of this Agreement.

4. Disbursements from the Escrow Account. In the event that the Escrow Agent does not receive at least $12,000,000 in Offering Proceeds prior to the termination of the Escrow Period, or if IAA and the Company notify the Escrow Agent that the Offering has been terminated, the Escrow Agent shall promptly refund to each purchaser the amount of Offering

Proceeds held in the Escrow Account for such purchaser, without payment of interest, and the Escrow Agent shall notify the Company and IAA of its distribution of the funds. The Offering Proceeds returned to each purchaser shall be free and clear of any and all claims of the Company or any of its creditors.

In the event that the Escrow Agent does receive at least $12,000,000 in Offering Proceeds prior to the termination of the Escrow Period, on the Closing Date (or as soon as practicable thereafter), the Escrow Agent shall disburse the Escrow Amount pursuant to the provisions of Section 6; provided, however, that in no event will the Escrow Amount be released to the Company until such amount is received by the Escrow Agent in collected funds. For purposes of this Agreement, the term “collected funds” shall mean all funds, including fed funds, received by the Escrow Agent which have cleared normal banking channels.

5. Collection Procedure.

(a) The Escrow Agent is hereby authorized to deposit each check in the Escrow Account.

(b) In the event that any check paid by a purchaser and deposited in the Escrow Account shall be returned, the Escrow Agent shall notify IAA by telephone of such occurrence and advise it of the name of the purchaser, the amount of the check returned, and any other pertinent information. The Escrow Agent shall then transmit the returned check directly to the purchaser and shall transmit the statement previously delivered by the Sales Agent relating to such purchase to the Sales Agent.

(c) If the Escrow Agent receives written notice from the Company or IAA that the Company or a Sales Agent, as applicable, has rejected any purchase of Units for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected purchaser. If the Escrow Agent receives written notice from IAA that any Sales Agent has rejected any purchase of Units for which the Escrow Agent has not yet collected funds but has submitted the purchaser’s check for collection, the Escrow Agent shall promptly issue a check in the amount of the purchaser’s check to the rejected purchaser after the Escrow Agent has cleared such funds. If the Escrow Agent receives written notice from the Company or IAA, as applicable, that the Company or a Sales Agent, as applicable, has rejected any purchase of Units for which the Escrow Agent has not yet submitted the rejected purchaser’s check for collection, the Escrow Agent shall promptly remit the purchaser’s check directly to the purchaser.

6. Delivery of Escrow Account.

In the event that the Escrow Agent receives at least $12,000,000 in Offering Proceeds prior to the termination of the Escrow Period as provided in Section 4, then on or prior to the Closing Date, IAA and the Company shall provide the Escrow Agent with a statement, executed by IAA and the Company, containing the following information:

(i) The total number of Units sold by the Sales Agent directly to purchasers and a list containing the name of each purchaser, the number of Units purchased by each purchaser, and a specification of the manner in which the Units will be issued by the Company; and

(ii) A calculation by IAA and the Company as to the manner in which the Escrow Account should be distributed to the Company and the Sales Agent and, in the event of oversubscription or rejection of certain purchasers, the aggregate amount to be returned to individual purchasers and a listing of the exact amount to be returned to each such purchaser.

The Escrow Agent shall hold the Escrow Amount and distribute it in accordance with the above-described statement on the Closing Date (or as soon as practicable thereafter) or such later date that it receives the above-described statement (or as soon as practicable thereafter).

7. Investment of Escrow Account.

(a) The Escrow Agent shall deposit funds received from purchasers in the Escrow Account.

(b) The Escrow Agent shall invest all funds held pursuant to this Agreement in the SunTrust Non-Interest Deposit Option. As of the date of this Escrow Agreement, the investments in the SunTrust Non-Interest Deposit Option are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”), in the standard FDIC insurance amount of $250,000, including principal and accrued interest. Deposits in the SunTrust Non-Interest Deposit Option are not secured. The Company and IAA (individually and as representative of each Sales Agent) represent and warrant that the investment as set forth in Exhibit C is a legal investment under applicable law, including Rule 15c2-4 under the Securities Exchange Act of 1934, and that the Company and IAA will not direct that the funds be invested in any investment that would not be a legal investment under applicable law for such funds. The Company and IAA recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to the investment of moneys held hereunder or the purchase, sale, retention or other disposition of any investment, and the Escrow Agent shall not be liable to the Company, Sales Agent or any other person or entity for any loss incurred in connection with any such investment. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder including without limitation charging any applicable agency fee in connection with each transaction. The Escrow Agent shall use its best efforts to invest funds on a timely basis upon receipt of such funds; provided, however, that the Escrow Agent shall in no event be liable for compensation to the Company, Sales Agent or any other person or entity related to funds which are held un-invested or funds which are not invested timely. The Escrow Agent is authorized and directed to sell or redeem any investments as it deems necessary to make any payments or distributions required under this Agreement.

8. Closing Date. As used herein, the term “Closing Date” means the date of closing of the Offering as determined by the Company and the Sales Agent. The Company and IAA shall give the Escrow Agent written notice of the Closing Date. The Escrow Agent shall be entitled to assume conclusively and without inquiry that the Closing Date has not occurred until it receives such written notice.

9. Compensation of Escrow Agent. The Company agrees to pay to the Escrow Agent compensation, and to reimburse the Escrow Agent for costs and expenses, all in accordance with the provisions of Exhibit B hereto, which is incorporated herein by reference and made a part hereof. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Company shall compensate the Escrow Agent for such extraordinary services and reimburse the Escrow Agent for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. To the extent permitted by applicable law, the Escrow Agent shall have, and is hereby granted, a prior lien upon and first priority security interest in the Offering Proceeds held hereunder with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and without judicial action to foreclose such lien and security interest, and the Escrow Agent shall have and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Offering Proceeds held hereunder. The provisions of this section shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent.

10. Duties of Escrow Agent; Indemnification.

(a) This Agreement expressly and exclusively sets forth the duties of the Escrow Agent with respect to any and all matters pertinent hereto, which duties shall be deemed purely ministerial in nature, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall in no event be deemed to be a fiduciary to the Company, IAA, any Sales Agent, the investors, or any other person or entity under this Agreement. The permissive rights of the Escrow Agent to do things enumerated in this Agreement shall not be construed as duties. In performing its duties under this Agreement, or upon the claimed failure to perform its duties, the Escrow Agent shall not be liable for any damages, losses or expenses other than damages, losses or expenses which have been finally adjudicated by a court of competent jurisdiction to have directly resulted from the Escrow Agent’s willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Escrow Agent shall not be responsible or liable for the failure of the Company, IAA or any Sales Agent to perform in accordance with this Agreement. The Escrow Agent shall have no liability with respect to the transfer or distribution of any funds affected by the Escrow Agent pursuant to wiring or transfer instructions provided to the Escrow Agent in accordance with the provisions of this Agreement. The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with this Agreement or any property held hereunder or to appear in, prosecute or defend in any such legal action or proceedings.

(b) No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement.

(c) This Agreement constitutes the entire agreement between the Escrow Agent and the Company in connection with the subject matter of this Agreement, and no other agreement entered into by the Company, IAA or any Sales Agent related to the subject matter of this Agreement, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof.

(d) The Escrow Agent shall in no way be responsible for nor shall it be its duty to notify the Company, IAA, any Sales Agent or any other person or entity interested in this Agreement of any payment required or maturity occurring under this Agreement or under the terms of any instrument deposited herewith unless such notice is explicitly provided for in this Agreement.

(e) The Escrow Agent shall be protected in acting upon any written instruction, notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be, including, but not limited to, items directing investment or non-investment of funds, items requesting or authorizing release, disbursement or retainage of the subject matter of this Agreement and items amending the terms of this Agreement. The Escrow Agent shall be under no duty or obligation to inquire into or investigate the validity, accuracy or content of any such notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document. The Escrow Agent shall have no duty or obligation to make any formulaic calculations of any kind hereunder.

(f) The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent shall be entitled to seek the advice of legal counsel with respect to any matter arising under this Agreement and the Escrow Agent shall have no liability and shall be fully protected with respect to any action taken or omitted pursuant to the advice of such legal counsel. The Company shall be liable for, and shall promptly pay, upon demand by the Escrow Agent, the reasonable and documented fees and expenses of any such legal counsel.

(g) The Company and IAA (individually and as representative of each Sales Agent ) represent and warrant to the Escrow Agent that there is no security interest in the Offering Proceeds or the earnings thereon or any part of the Offering Proceeds or such earnings; no financing statement under the Uniform Commercial Code of any jurisdiction is on file in any jurisdiction claiming a security interest in or describing, whether specifically or generally, the Offering Proceeds or the earnings thereon or any part of the Offering Proceeds or such earnings; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Offering Proceeds or the earnings thereon or any part of the Offering Proceeds or such earnings or to file any financing statement under the Uniform Commercial Code of any jurisdiction with respect to the Offering Proceeds, the earnings thereon or any part thereof.

(h) In the event of any disagreement resulting in adverse claims or demands being made in connection with the matters covered by this Agreement, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to the Company, IAA, any Sales Agent, any investor or any other person or entity for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of the Company, IAA, the Sales Agent, the investor and all other interested persons and entities shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among the Company, IAA, the Sales Agent and all other interested persons and entities, and the Escrow Agent shall have been notified thereof in writing signed by the Company and all such persons and entities. Notwithstanding the preceding, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, or of an agency of the United States or any political subdivision thereof, or of any agency of any State of the United States or of any political subdivision of any thereof, and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies. The rights of the Escrow Agent under this sub-paragraph are cumulative of all other rights which it may have by law or otherwise.

In the event of any disagreement or doubt, as described above, the Escrow Agent shall have the right, in addition to the rights described above and at the election of the Escrow Agent, to tender into the registry or custody of any court having jurisdiction, all funds and property held under this Agreement, and the Escrow Agent shall have the right to take such other legal action as may be appropriate or necessary, in the sole discretion of the Escrow Agent. Upon such tender, the Escrow Agent shall be discharged from all further duties under this Agreement; provided, however, that any such action of the Escrow Agent shall not deprive the Escrow Agent of its compensation and right to reimbursement of expenses hereunder arising prior to such action and discharge of the Escrow Agent of its duties hereunder.

(i) The Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to the Company and IAA. Such resignation shall be effective on the date set forth in such written notice, which shall be no earlier than thirty (30) days after such written notice has been furnished. In such event, the Company and IAA shall promptly appoint a successor escrow agent. In the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective, the Escrow Agent shall be entitled to tender into the custody of any court of competent jurisdiction all funds and other property then held by the Escrow Agent hereunder and the Escrow Agent shall thereupon be relieved of all further duties and obligations under this Agreement; provided, however, that any such action of the Escrow Agent shall not deprive the Escrow Agent of its compensation and right to reimbursement of expenses hereunder arising prior to such action and discharge of the Escrow Agent of its duties hereunder. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder.

(j) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business of the Escrow Agent may be transferred, shall be the Escrow Agent under this Agreement without further act.

(k) The Company and IAA (individually and as representative of each Sales Agent) agree to jointly and severally indemnify, defend and hold harmless the Escrow Agent and each of the Escrow Agent’s officers, directors, agents and employees (the “Indemnified Parties”) from and against any and all losses, liabilities, claims, damages, expenses and costs (including, without limitation, attorneys’ fees and expenses) of every nature whatsoever (collectively, “Losses”) which any such Indemnified Party may incur and which arise directly or indirectly from this Agreement or which arise directly or indirectly by virtue of the Escrow Agent’s undertaking to serve as Escrow Agent hereunder; provided, however, that no Indemnified Party shall be entitled to indemnity with respect to Losses that have been finally adjudicated by a court of competent jurisdiction to have been directly caused by such Indemnified Party’s gross negligence or willful misconduct. The provisions of this section shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent.

(l) The Company and IAA (individually and as representative of each Sales Agent ) acknowledge that the Escrow Agent is serving as escrow agent for the limited purposes set forth herein and represent, covenant and warrant to the Escrow Agent that no statement or representation, whether oral or in writing, has been or will be made to any purchaser or potential purchaser to the effect that the Escrow Agent has investigated the desirability or advisability of investment in the Units or approved, endorsed or passed upon the merits of such investment or is otherwise involved in any manner with the transactions contemplated hereby, other than as escrow agent under this Agreement. It is further agreed that neither the Company nor IAA nor any Sales Agent shall not use or permit the use of the name “SunTrust,” “SunTrust Bank,” “SunTrust Banks, Inc.” or any variation thereof in any sales presentation, placement or offering memorandum or literature pertaining directly or indirectly to the Offering except strictly in the context of the duties of the Escrow Agent as escrow agent under this Agreement. Any breach or violation of the paragraph shall be grounds for immediate termination of this Agreement by the Escrow Agent.

(m) The Escrow Agent shall have no duty or responsibility for determining whether the Units or the offer and sale thereof conform to the requirements of applicable Federal or state securities laws, including but not limited to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The Company and IAA (individually and as representative of each Sales Agent) represent and warrant to the Escrow Agent that the Units and the Offering will comply in all respects with applicable Federal and state securities laws and further represent and warrant that the Company, IAA and the Sales Agent have obtained and acted upon the advice of legal counsel with respect to such compliance with applicable Federal and state securities laws. The Company and IAA (individually and as representative of each

Sales Agent) acknowledge that the Escrow Agent has not participated in the preparation or review of any sales or offering material relating to the Offering or the Units. In addition to any other indemnities provided for in this Agreement, the Company and IAA (individually and as representative of each Sales Agent) jointly and severally agree to defend, indemnify and hold harmless the Indemnified Parties from and against any and all Losses incurred by any of the Indemnified Parties which directly or indirectly arise from any violation or alleged violation of any Federal or state securities laws; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder with respect to any Losses that have been finally adjudicated by a court of competent jurisdiction to have been directly caused by such Indemnified Party’s gross negligence or willful misconduct. The Company and IAA (individually and as representative of each Sales Agent) hereby agree that the indemnifications and protections afforded the Escrow Agent and the other Indemnified Parties in this section shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent.

(n) The Escrow Agent and any director, officer or employee of the Escrow Agent may become pecuniarily interested in any transaction in which the Company, IAA or any Sales Agent may be interested and may contract and lend money to the Company, IAA and any Sales Agent and otherwise act as fully and freely as though it were not escrow agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Company, IAA or any Sales Agent.

11. Notices. All notices given hereunder will be in writing and delivered by registered or certified mail, return receipt requested, postage prepaid, hand-delivery, overnight courier, or confirmed facsimile or electronic mail transmission to the parties at the following addresses, or such other address as a party may specify by proper notice:

To the Company:

LM Funding America, Inc.

302 Knights Run Avenue, Suite 1000

Tampa, Florida 33602

Attention: Stephen Weclew

Facsimile: (813) 221-7909

Email: sweclew@lmfunding.com

With a copy to:

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, Florida 33602

Attention: Curt P. Creely, Esq.

Facsimile: (813) 221-4210

Email: ccreely@foley.com

To the IAA or any Sales Agent:

International Assets Advisory, LLC

390 North Orange Avenue, #750

Orlando, Florida 32801

Attention: Mr. Edward Cofrancesco

Facsimile: : (407) 254-1505

Email: ecofrancesco@iaac.com

With a copy to:

Johnson, Pope, Bokor, Ruppel & Burns, LLP

911 Chestnut Street

Clearwater, Florida 33756

Attention: Michael T. Cronin, Esq.

Facsimile: (727) 462-0365

Email: MikeC@jpfirm.com

To the Escrow Agent:

SunTrust Bank

Attn: Escrow Services

919 East Main Street, 7th Floor

Richmond, Virginia 23219

Client Manager: Matthew Ward, Vice President

Phone: 804-782-7182

Facsimile: 804-225-7141

Email: Matthew.Ward@Suntrust.com

Any party hereto may unilaterally designate a different address by giving notice of each change in the manner specified above to each other party hereto. Notwithstanding anything to the contrary herein provided, the Escrow Agent shall not be deemed to have received any notice, request, report or other communication hereunder prior to the Escrow Agent’s actual receipt thereof.

12. Successors and Assigns; Amendment.

The rights created by this Agreement shall inure to the benefit of and the obligations created hereby shall be binding upon the successors and assigns of the Escrow Agent, IAA and the Company; provided, however, that except as provided in Section 10(j) neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the express written consent of the other party hereto. This Agreement may not be amended without the written consent of all parties in writing.

13. Construction.

This Agreement shall be construed and enforced according to the laws of the State of Georgia.

14. Severability.

If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid, illegal or unenforceable, then the remainder of this Agreement and the application thereof will nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party hereto. Upon such determination that any provision is invalid, illegal or unenforceable, the parties hereto agree to replace such provision with a valid, legal and enforceable provision that will achieve, to the maximum extent legally permissible, the economic, business and other purposes of such provision.

15. Term.

This Agreement shall terminate and the Escrow Agent shall be discharged of all responsibilities hereunder at such time as the Escrow Agent shall have disbursed all Offering Proceeds and any earnings thereon in accordance with the provisions of this Agreement; provided, however, that the provisions of Sections 9 and 10 hereof shall survive any termination of this Agreement and any resignation or removal of the Escrow Agent.

16. Counterparts.

This Agreement may be executed in separate facsimile or other electronic counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

17. Authorized Signatures.

Contemporaneously with the execution and delivery of this Agreement and, if necessary, from time to time thereafter, the Company and IAA shall execute and deliver to the Escrow Agent a Certificate of Incumbency substantially in the form of Exhibit A hereto (a “Certificate of Incumbency”) for the purpose of establishing the identity and authority of persons entitled to issue notices, instructions or directions to the Escrow Agent on behalf of the Company and IAA. Until such time as the Escrow Agent shall receive an amended Certificate of Incumbency replacing any Certificate of Incumbency theretofore delivered to the Escrow Agent, the Escrow Agent shall be fully protected in relying, without further inquiry, on the most recent Certificate of Incumbency furnished to the Escrow Agent.

18. Representative of the Sales Agent. IAA represents and warrants to the Escrow Agent that it is duly appointed and fully authorized by each Sales Agent pursuant to the Sales Agency Agreement to act as the representative of such Sales Agent, as contemplated by the terms of this Agreement, and that each Sales Agent shall also be liable for each obligation undertaken hereunder by IAA as representative of such Sales Agent, including, without limitation, the obligations to indemnify the Escrow Agent pursuant to the provisions of Sections 10(k) and (m) hereof. The Escrow Agent shall not be required to act upon or take notice of any directions, demands, notices, communications or instructions provided to the Escrow Agent by any Sales Agent (other than IAA), but shall act upon and take notice solely of directions, demands, notices, communications and instructions provided to the Escrow Agent by IAA. The Escrow Agent undertakes no duty or obligation, express or implied, to any Sales Agent (other than IAA) under or by reason of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, all as of the date first above written.

INTERNATIONAL ASSETS ADVISORY, LLC

By:
Name:	Edward Cofrancesco
Title:	President

LM FUNDING AMERICA, INC.

By:
Name:
Title:

SUNTRUST BANK

By:
Name:
Title:

EXHIBIT A

Certificate of Incumbency

(List of Authorized Representatives)

Client Name:	LM Funding America, Inc.

As an Authorized Officer of the above referenced entity, I hereby certify that each person listed below is an authorized signor for such entity, and that the title and signature appearing beside each name is true and correct.

Name	Title	Signature	Contact Number
	Chief Executive Officer		( )

IN WITNESS WHEREOF, this certificate has been executed by a duly authorized officer on:

.
Date

By:

Name (print):

Its:	Secretary

SCHEDULE I

LIST OF SALES AGENTS

EXHIBIT A

Certificate of Incumbency

(List of Authorized Representatives)

Client Name:	International Assets Advisory, LLC

As an Authorized Officer of the above referenced entity, I hereby certify that each person listed below is an authorized signor for such entity, and that the title and signature appearing beside each name is true and correct.

Name	Title	Signature	Contact Number
Edward Cofrancesco	President		(407) 254-1574

IN WITNESS WHEREOF, this certificate has been executed by a duly authorized officer on:

.
Date

By:

Name (print):

Its:

EXHIBIT B

Schedule of Fees & Expenses

Acceptance/Legal Review Fee:	$600.00 – one time only payable at the time of signing the Escrow Agreement

The Legal Review Fee includes review of all related documents and accepting the appointment of Escrow Agent on behalf of SunTrust Bank. The fee also includes setting up the required account(s) and accounting records, document filing, and coordinating the receipt of funds/assets for deposit to the Escrow Account. This is a one-time fee payable upon execution of the Escrow Agreement. As soon as SunTrust Bank’s attorney begins to review the Escrow Agreement, the legal review fee is subject to payment regardless if the Parties decide to appoint a different escrow agent or a decision is made that the Escrow Agreement is not needed.

Administration Fee:	$3,500 – payable at the time of signing the Escrow Agreement and on the anniversary date thereafter, if applicable

The Administration Fee includes providing routine and standard services of an Escrow Agent. The fee includes administering the escrow account, performing investment transactions, processing cash transactions (including wires and check processing), disbursing funds in accordance with the Agreement (note any pricing considerations below), and providing trust account statements to the Parties for a twelve (12) month period. If the account remains open beyond the twelve (12) month term, the Parties will be invoiced each year on the anniversary date of the execution of the Escrow Agreement. Extraordinary expenses, including legal counsel fees, will be billed as out-of-pocket. The Administration Fee is due upon execution of the Escrow Agreement. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no portion shall be refundable for any reason, including without limitation, termination of the agreement.

Out-of-Pocket Expenses:	At Cost

Out-of-pocket expenses such as, but not limited to, postage, courier, overnight mail, wire transfer, travel, legal (out-of-pocket to counsel) or accounting, will be billed at cost.

Note: This fee schedule is based on the assumption that the escrowed funds will be invested in the SunTrust Non-Interest Deposit Option. If any other investment options are chosen, this fee schedule will become subject to change.

EXHIBIT C

WIRE TRANSFER INSTRUCTIONS